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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 27, 1999

                          DESTIA COMMUNICATIONS, INC.

                          (Formerly Econophone, Inc.)
            (Exact name of registrant as specified in its charter)

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         DELAWARE                   333-33117                  11-3132722
(State or other jurisdiction  (Commission File Number)       (IRS Employer
    of incorporation)                                   Identification Number)

             95 Rte. 17 South
           Paramus, New Jersey                                  07652
(Address of principal executive offices)                      (Zip Code)

      Registrant's telephone number, including area code: (201) 226-4500

                                Not applicable
         (Former name or former address, if changed since last report)

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Item 5.   Other Events.

     On August 27, 1999, Destia Communications, Inc. a Delaware corporation (the "Company"), Viatel Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Viatel ("Merger Sub"), and Viatel, Inc., a Delaware corporation ("Viatel"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Upon consummation of the Merger, the Company will become a wholly-owned subsidiary of Viatel.

     Under the terms of the Merger Agreement, stockholders of the Company will receive 0.445 share of Viatel's common stock in exchange for each share of Company common stock held by such stockholders at the effective time of the Merger.

     The transaction is contingent upon, among other things, approval by both Viatel's and the Company's stockholders, certain regulatory approvals (including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain telecommunications regulatory approvals) and other customary conditions. Holders of over a majority of the Company's voting common stock have agreed to vote in favor of the Merger.

     The Merger is intended to constitute a tax-free reorganization, and is expected to be completed by year end.

Item 7(c).   Exhibits

2.1 Agreement and Plan of Merger dated as of August 27, 1999, among Destia Communications, Inc., Viatel Inc. and Viatel Acquisition Corp.

99.1 Press release dated August 27, 1999.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 1999              By:  /s/ Richard L. Shorten, Jr.
                                        ----------------------------

                                        Name:   Richard L. Shorten, Jr.
                                        Title:  Senior Vice President and
                                                General Counsel


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                                 EXHIBIT INDEX

2.1 Agreement and Plan of Merger dated as of August 27, 1999, among Destia Communications, Inc., Viatel Inc. and Viatel Acquisition Corp.

99.1 Press release dated August 27, 1999.